                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerhard J. Von der Ruhr and Richard J. Osowski, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                                        Title                          Date
--------------------------------  -----------------------------------   ----------------------
/s/ Gerhard J. Von der Ruhr       Chairman of the Board, President and  September 29, 1997
---------------------------       Director
Gerhard J. Von der Ruhr

                                  Vice Chairman of the Board,           September 29, 1997
---------------------------       Vice President and Director
N.C. Joseph Lai

/s/ Richard J. Osowski            Senior Vice President-Finance         September 29, 1997
---------------------------       (Principal Financial and Accounting
Richard J. Osowski                Officer)
Attorney-in-fact

/s/ Karsten Houm                  Director                              September 29, 1997
---------------------------
Karsten Houm

/s/ Milton Datsopoulos            Director                              September 29, 1997
---------------------------
Milton Datsopoulos




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